UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: June 30, 2008

NASCENT WINE COMPANY, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-120949	82-0576512
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2355-B Paseo de las Americas
San Diego, California		92154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (619) 661-0458

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 30 , 2008, Nascent Wine Company, Inc. (“Nascent ”) sold all of the outstanding capital stock of its wholly subsidiary Palermo Italian Foods, LLC, Inc. (“Palermo”) to  (“AIP,INC.”),  a company founded by Mr. Petrone in order to purchase Palermo.

The above-description of the agreement is qualified in its entirety by reference to the full text of the purchase agreement , which Nascent Wine Company, Inc. intends to file as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30 , 2008, Nascent Wine Company, Inc. (“Nascent ”) sold all of the outstanding capital stock of its wholly subsidiary Palermo Italian Foods, LLC, Inc. (“Palermo”) to  (“AIP,INC.”),  a company founded by Mr. Petrone in order to purchase Palermo.

At closing, the aggregate consideration  AIP agrees to (i) assume the accounts payable note not to exceed $800,000 due to Atlantic International Products, Inc. and to timely pay such debt (ii) sign a note in the amount of $1,000,000.00 due and payable on or before June 30, 2009 (the “Note Payment”), (iii) assume and agree to timely pay the secured promissory notes (the “Notes”) in the aggregate principal of $249.999.00 payable to Bank of Florida not exceeding in the aggregate $249,999.00, in consideration for all issued and outstanding membership interests of Palermo (the “Palermo Membership Interests”) held by the Palermo members (“Palermo Members”). AIP will assume all debt owed by Palermo to Nascent and in payment in full of all debt owed by Palermo to Nascent, Nascent shall receive  shares of AIP common stock equal to fifteen percent (15%) of all AIP issued and outstanding shares of common stock after the issuance of such shares to Nascent (the “AIP Shares”).

 Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2008 Victor Petrone notified the company that he was resigning as President, effective on June 30, 2008. His resignation is a condition of the Purchase Agreement whereas AIP, Inc.  a company Mr. Petrone formed to purchase Palermo Italian Foods,  LLC. Mr. Petrone shall remain a director of Nascent Wine Company, Inc.

On June 30, 2008 Peter White the Company’s Chief Financial Officer was appointed to Board of Directors.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The pro forma financial statements required to be filed with this Report are not available. Nascent Wine Company, Inc. will file the required pro forma financial statements as an amendment to this Form 8-K as soon as practical but not later than 71 days after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nascent Wine Company, Inc.

Date: July 7, 2008	By:	/S/ Peter V. White
Peter V. White Chief Financial Officer and Treasurer